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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-24650, 33-61914 and 33-53291) of Spelling Entertainment Group Inc. of our report dated February 26, 1993 relating to the consolidated financial statements of Republic Pictures Corporation which appears in the Current Report on Form 8-K of Spelling Entertainment Group Inc. dated April 26, 1994.


Price Waterhouse

Los Angeles, California
May 5, 1994





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